Exhibit 5.1

February 25, 2005

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, TX 75057-6011

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Horizon Health Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 9, 2005 (registration no. 333-122643), as amended by Pre-Effective Amendment No. 1 thereto proposed to be filed by the Company with the Commission on or about the date hereof and as may be further amended (the “Registration Statement”), relating to (i) shares of the Company‘s common stock, $.01 par value per share (the “Common Stock”), including associated common stock purchase rights, (ii) shares of the Company‘s preferred stock, $.10 par value per share in one or more series (the “Preferred Stock”), and (iii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), to be issued from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $100,000,000 (any or all of which are collectively referred to herein as the “Securities,” and individually as a “Security”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Each capitalized term used herein, unless otherwise defined herein, has the meaning ascribed to it in the Registration Statement. Before rendering our opinion, we examined certain corporate records of the Company, including its Certificate of Incorporation, as amended from time to time, Amended and Restated Bylaws, as amended from time to time, and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company,

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February 25, 2005

without further investigation as to the facts set forth therein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies and the authenticity of the originals of such copies.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and shall remain effective; (ii) a prospectus supplement will have been prepared and filed with Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) in the case of the Debt Securities, an indenture agreement (the “Indenture”) will have been approved by the Company and all corporate approval relating thereto will have been obtained and the Indenture will have been duly executed and delivered by all parties thereto; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any other Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. In addition, we have assumed that there will not have occurred any change in law affecting the validity or enforceability of any such Security, and that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of any such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

1.	The shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable when:

(a)

the Board of Directors of the Company, or to the extent permitted by the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”), has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related

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February 25, 2005

matters, on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Common Stock; and

(b)	certificates representing the shares of Common Stock have been duly executed, dated, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon the conversion into or exercise for Common Stock of any other duly authorized and validly issued Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration (not less than the par value of the Common Stock) approved by the Board; and in each case as contemplated by, and in conformity with, the documents, acts and proceedings referred to above.

2.	The shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable when:

(a)	the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designations setting forth the relative rights and preferences relating to such Preferred Stock and the filing of such certificate of designations with the Secretary of State of the State of Delaware, on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Preferred Stock; and

(b)

certificates representing the shares of Preferred Stock have been duly executed, dated, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon the conversion into Preferred Stock of any other duly authorized and validly issued Security, in accordance with the terms of such Security or the instrument governing such Security providing for

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February 25, 2005

such conversion as approved by the Board, for the consideration (not less than the par value of the Preferred Stock) approved by the Board; and in each case as contemplated by, and in conformity with, the documents, acts and proceedings referred to above.

3.	Each series of Debt Securities will be legally issued and will constitute valid and binding obligations of the Company when:

(a)	the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(b)	all necessary corporate action has been taken by the Company to approve and establish the terms and to approve the issuance of such Debt Securities in accordance with the applicable provisions of the Indenture (and such terms have been so approved and established in accordance with the Indenture), the terms of the offering thereof and related matters, on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and any prospectus supplement relating to the Debt Securities; and

(c)	such Debt Securities have been duly executed, attested, authenticated, dated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein; and in each case as contemplated by, and in conformity with, the documents, acts and proceedings referred to above.

This opinion is limited in all respects to the law of the State of Texas and the general corporate laws of the State of Delaware (consisting of the General Corporation Law of the State of Delaware, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting Delaware corporate law).

The opinions set forth in numbered paragraph 3 are subject to the qualification that binding effect and enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States or in a foreign currency or currency unit.

Horizon Health Corporation

February 25, 2005

The opinions expressed herein are based upon facts and applicable laws covered by our opinions, each as in existence on this date. We assume no obligation to update or supplement such opinions to reflect any fact or circumstance which may come to our attention or any change in law which may occur. The opinions expressed herein are legal opinions only and do not constitute a guaranty or warranty of the matters stated. The opinions are limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus forming a part thereof and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Except as aforesaid, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Strasburger & Price, L.L.P.

Strasburger & Price, L.L.P.